UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            June 30, 2006

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2006, we amended and restated our primary revolving credit facility. (A copy of the amended and restated credit agreement, dated as of June 30, 2006, among Interface, Inc. (and certain subsidiaries), the lenders listed therein, Wachovia Bank, National Association, as Domestic Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent, is attached hereto as Exhibit 99.1.) Under the amended and restated facility (the “Facility”), as under its predecessor, our obligations are secured by a first priority lien on substantially all of the assets of Interface, Inc. and each of its material domestic subsidiaries, which subsidiaries also guarantee the Facility. However, the Facility differs from its predecessor in the following material respects:

•	The stated maturity date of the Facility has been extended to June 30, 2011.
•
The borrowing base governing borrowing availability has been modified to include certain eligible equipment and (at our option) real estate, to change certain existing advance rates and types of eligible inventory and to change certain reserve requirements relating to borrowing availability (in each case subject to certain terms and conditions specified therein).

•
The maximum aggregate amount of loans and letters of credit available to us at any one time has been increased to $125 million, with an option for us to further increase that amount to up to a maximum of $150 million subject to the satisfaction of certain conditions.

•
The applicable interest rates and unused line fees have been reduced. Interest is now charged at varying rates computed by applying a margin (ranging from 0.0% to 2.25%) over a baseline rate (such as the prime interest rate or LIBOR), depending on the type of borrowing and our average excess borrowing availability during the most recently completed fiscal quarter. The unused line fee ranges from 0.25% to 0.375%, depending on our average excess borrowing availability during the most recently completed fiscal quarter.

•
The negative covenants have been relaxed in several respects, including with respect to the repayment of our other indebtedness and the payment of dividends and limiting their application to Interface, Inc. and its domestic subsidiaries. Additionally, the financial covenants have been amended to delete the senior secured debt coverage ratio and to modify the terms of the sole remaining financial covenant, a fixed charge coverage test.

•
The events of default have been amended to limit their application primarily to Interface, Inc. and its domestic subsidiaries and to make certain of the events of default less restrictive by increasing the applicable dollar thresholds thereunder.

•
The previously-existing multicurrency loan and letter of credit facility available to our foreign subsidiary based in the United Kingdom, as well as the liens on assets in the United Kingdom securing that facility, have been removed from the Facility.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)          Exhibits.

Exhibit No.	Description

99.1
Sixth Amended and Restated Credit Agreement, dated as of June 30, 2006, among the Company (and certain subsidiaries), the lenders listed therein, Wachovia Bank, National Association, Bank of America, N.A. and General Electric Capital Corporation.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Raymond S. Willoch
Raymond S. Willoch Senior Vice President

Date: July 6, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1
Sixth Amended and Restated Credit Agreement, dated as of June 30, 2006, among the Company (and certain subsidiaries), the lenders listed therein, Wachovia Bank, National Association, Bank of America, N.A. and General Electric Capital Corporation.